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                                                                        4020515N

                                                               EXHIBIT (2)(D)(1)

VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
NEW YORK TIME ON THE EXPIRATION DATE OF MARCH 19, 2004
CONTROL NO.         MAXIMUM PRIMARY SUBSCRIPTION SHARES AVAILABLE

THE CENTRAL EUROPE AND RUSSIA FUND, INC.

SUBSCRIPTION RIGHTS FOR COMMON STOCK

Dear Stockholder:

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE BOTH SIDES OF THE TEAR-OFF CARD BELOW.

As the registered owner of the Subscription Certificate below, you are entitled to subscribe for the number of shares of Common Stock, $0.001 par value ("Shares"), of The Central Europe and Russia Fund, Inc. (the "Fund"), shown above pursuant to the Primary Subscription and upon the terms and conditions and at the Subscription Price for each Share specified in the Prospectus relating thereto. The Rights represented hereby include the Over-Subscription Privilege for record date Rights Holders, as described in the Prospectus. Under the Over-Subscription Privilege, any number of additional Shares may be purchased by a record date Rights Holder if such Shares are available and such Rights Holder has fully exercised his or her Primary Subscription Rights.

Registered owners who are participants in the Fund's Voluntary Cash Purchase Program and Dividend Reinvestment Plan (the "Plan") will receive their Primary Subscription Shares and Over-Subscription Shares via an uncertificated share credit to their existing accounts. To request a stock certificate, participants in the Plan must check Box D on the reverse side of the rights certificate below.

Stock certificates for Shares purchased pursuant to the Primary Subscription will be delivered as soon as practicable after receipt of the required completed Subscription Certificate and after full payment has been received and cleared. Generally, this will occur subsequent to the Confirmation Date. Shares, however, may be issued to the Dealer Manager pursuant to the exercise of Rights in the Primary Subscription promptly after exercise and payment as permitted in the Subscription Agent Agreement between the Fund and the Subscription Agent. Stock certificates for Shares purchased pursuant to the Over-Subscription Privilege and confirmation statements reflecting uncertificated share credits for dividend reinvestment accounts will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected.

THE PRIMARY SUBSCRIPTION RIGHTS ARE TRANSFERABLE

PAYMENT MUST BE IN UNITED STATES DOLLARS. ONLY MONEY ORDERS OR CHECKS DRAWN ON A BANK LOCATED IN THE UNITED STATES AND MADE PAYABLE TO "THE CENTRAL EUROPE AND RUSSIA FUND, INC." WILL BE ACCEPTED. PLEASE REFERENCE YOUR RIGHTS CARD CONTROL NUMBER ON YOUR CHECK, MONEY ORDER, OR NOTICE OF GUARANTEED DELIVERY.

THE DOCUMENT BELOW IS YOUR SUBSCRIPTION CERTIFICATE
--------------------------------------------------------------------------------
CUSIP NO. 153436100 VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M. NEW YORK TIME ON THE EXPIRATION DATE OF MARCH 19, 2004

1.   CONTROL NO.                       3.   MAXIMUM PRIMARY SHARES AVAILABLE

2.   RIGHTS REPRESENTED BY THIS SUBSCRIPTION CERTIFICATE

THE CENTRAL EUROPE AND RUSSIA FUND, INC.

SUBSCRIPTION RIGHTS FOR COMMON STOCK

The registered holder (the "Holder") of this Subscription Certificate, named below, or assignee, is entitled to the number of Rights to subscribe for shares of the Common Stock, $0.001 par value (the "Shares"), of The Central Europe and Russia Fund, Inc. (the "Fund") shown above, in the ratio of one Share for each three Rights, pursuant to the Primary Subscription and upon the terms and conditions and at the price for each Share specified in the Prospectus relating thereto. To subscribe for Shares the Holder must present to Colbent Corporation (the "Subscription Agent"), prior to 5:00 p.m., New York City time, on the Expiration Date of March 19, 2004, either: (a) a properly completed and executed Subscription Certificate and a money order or check drawn on a bank located in the United States and payable to "The Central Europe and Russia Fund, Inc." for an amount equal to the number of Shares subscribed for under the Primary Subscription (and, if such Holder is a Record Date Shareholder electing to exercise the Over-Subscription Privilege, under the Over-Subscription Privilege) multiplied by the Subscription Price; or (b) a Notice of Guaranteed Delivery guaranteeing delivery of (i) a properly completed and executed Subscription Certificate and (ii) a money order or check drawn on a bank located in the United States and payable to "The Central Europe and Russia Fund, Inc." for an amount equal to the number of Shares subscribed for under the Primary Subscription (and, if such Holder is a Record Date Shareholder electing to exercise the Over-Subscription Privilege, under the Over-Subscription Privilege) multiplied by the Subscription Price (which certificate and full payment must then be delivered by the close of business on the fifth Business Day after the Expiration Date). Under the Over-Subscription Privilege, as described in the Prospectus, any number of additional Shares may be purchased by a Record Date Stockholder if such Shares are available and the owner's Primary Subscription Rights have been fully exercised and the pro rata allocation requirements have been satisfied. Any excess payment to be refunded by the Fund to a Record Date Stockholder who is not allocated the full amount of Shares subscribed for pursuant to the Over-Subscription Privilege will be returned to him or her by mail by the Subscription Agent as soon as practicable. An exercising Rights Holder will have no right to rescind a purchase after the Subscription Agent


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                                                                        4020515N

has received payment, either by means of a Notice of Guaranteed Delivery or a money order or check. This Subscription Certificate may be transferred, in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing the assignment on the reverse side hereof. Capitalized terms used but not defined in this Subscription Certificate shall have the meanings assigned to them in the Prospectus, dated [ ], 2004, relating to the Rights. To subscribe pursuant to the Primary Subscription or the Over-Subscription Privilege, three Rights and the Estimated Subscription Price, which is $22.50, are required for each Share. Payment of $22.50 per Share must accompany the Subscription Certificate. See reverse side for forms.

                                        THE CENTRAL EUROPE AND RUSSIA FUND, INC.


                                        By:


(COMPLETE APPROPRIATE SECTION ON REVERSE SIDE OF THIS FORM)


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                                                                        4020515N

TO SUBSCRIBE FOR YOUR PRIMARY SUBSCRIPTION SHARES PLEASE COMPLETE LINE "A" ON THE CARD BELOW.

Example:
29 shares = 30 Rights. Note that Rights will be rounded up to the next whole number evenly divisible by three. 30 Rights divided by 3 = 10 Primary Subscription Shares. The maximum number of Primary Subscription Shares would be
10. Fractional shares will be dropped.

     A.       30  / 3    =        10          x           $22.50             =        $225.00
              -------           --------              ------------------             ---------------
              (No. of            (No. of                 (Estimated                  (Payment to be
              Rights)             Shares)             Subscription Price)              Remitted)


If you are not exercising in full your Primary Subscription Right, check box "F" below and we will attempt to sell any remaining unexercised Rights.

PLEASE NOTE THAT $22.50 IS AN ESTIMATED PRICE ONLY. THE SUBSCRIPTION PRICE WILL BE DETERMINED ON MARCH 19, 2004, THE EXPIRATION DATE (UNLESS EXTENDED) AND COULD BE HIGHER OR LOWER THAN THE ESTIMATED SUBSCRIPTION PRICE DEPENDING ON CHANGES IN THE NET ASSET VALUE AND SHARE PRICE OF THE COMMON STOCK.

TO SUBSCRIBE FOR ANY SHARES AVAILABLE UNDER THE OVER-SUBSCRIPTION PRIVILEGE, PLEASE COMPLETE LINE "B" BELOW.

PLEASE NOTE: ONLY RECORD DATE SHAREHOLDERS WHO HAVE EXERCISED THEIR PRIMARY SUBSCRIPTION IN FULL MAY EXERCISE THE OVER-SUBSCRIPTION PRIVILEGE.

PAYMENT OF SHARES: Full payment or a Notice of Guaranteed Delivery for both the Shares purchased pursuant to Primary Subscription and Over-Subscription Privilege must accompany this subscription. Please reference your rights card control number on your check, money order, or Notice of Guaranteed Delivery.

Return Subscription Certificate by hand, first class mail or overnight courier to: Colbent Corporation.

BY FACSIMILIE                                   BY MAIL:
(TELECOPIES)                                    Colbent Corporation
(781) 380-3388                                  P.O. Box 859208
Confirm by telephone to:                        Braintree, MA 02184-9208
(781) 843-1833 ext. 200                         USA

                                                BY HAND:
BY EXPRESS MAIL OR OVERNIGHT COURIER:           Securities Transfer and Reporting Services, Inc.
Colbent Corporation                             Colbent Corporation
161 Bay State Road                              100 William Street Galleria
Braintree, MA 02184                             New York, NY 10038
USA                                             USA

If the aggregate Subscription Price paid by a Record Date Stockholder is insufficient to purchase the number of Shares that such stockholder indicates are being subscribed for, or if a Record Date Stockholder does not specify the number of Shares to be purchased, then the Record Date Stockholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to the full extent of the payment tendered. If the aggregate Subscription Price paid by a Record Date Stockholder exceeds the amount necessary to purchase the number of Shares for which the Record Date Stockholder has indicated an intention to subscribe, then the Record Date Stockholder will be deemed to have exercised first, the Primary Subscription Rights (if not already fully exercised) and second, the Over-Subscription Privilege to the full extent of the excess payment tendered.

PLEASE FILL IN ALL APPLICABLE INFORMATION

                                                          Expiration Date:
                                                          March 19, 2004:

A. Primary Subscription                            / 3 =                        x       $22.50   =      $
                       ----------------------           ----------------------                          -----------------
   (Three Rights = 1 Share)(Rights Exercised)      (No. of Shares requested)           (Estimated Subscription Price)


B. Over-Subscription Privilege                                                            x      $22.50   =     $
                              ----------------------          ----------------------                            -----------------
                               (Rights Exercised)            (No. of Shares requested)           (Estimated Subscription Price)


C.  Amount of Check Enclosed (A + B) (and amount to be   = $
    inserted in Notice of Guaranteed Delivery, if applicable)
                                                             -------------------

D. If you currently reinvest your dividends and wish to receive a certificate, check here [ ]

E. The following Broker-Dealer is being designated as having been instrumental in the exercise of this Subscription Right:

    [ ]  UBS Securities LLC
    [ ]
         -------------------
                                              Representative Name
                                                                 ------------

F.  Sell any remaining Rights [ ]

G.  Sell all of my Rights [ ]


SECTION 1. TO SUBSCRIBE: I hereby irrevocably subscribe for the number of Shares indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus relating to the Primary Subscription Right and Over-Subscription Privilege, receipt of which is acknowledged. I hereby agree that if I fail to pay for the Shares of Common Stock for which I have subscribed, the Fund may exercise any of the remedies set forth in the Prospectus.

TO SELL: If I have checked either the box on line F or on line G, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus.

-----------------------------------------

-----------------------------------------
Signature(s) of Subscriber(s)/Seller(s)

-----------------------------------------
Address for delivery of Shares if other than shown on front If permanent charge of address, check here [ ]

PLEASE GIVE YOUR TELEPHONE NUMBER:

                        (  )                DAY
                             --------------
                        (  )                EVENING
                            ---------------

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SECTION 2. TO TRANSFER RIGHTS (EXCEPT PURSUANT TO F OR G ABOVE): FOR VALUE
RECEIVED, ______________ OF THE RIGHTS REPRESENTED BY THIS SUBSCRIPTION CERTIFICATE ARE ASSIGNED TO:

--------------------------------------------------------------
(PRINT FULL NAME OF ASSIGNEE)        SOCIAL SECURITY NUMBER

--------------------------------------------------------------
(PRINT FULL ADDRESS)

--------------------------------------------------------------
(PRINT FULL ADDRESS)

--------------------------------------------------------------
SIGNATURE(S) OF ASSIGNOR(S)

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON YOUR SUBSCRIPTION CERTIFICATE.

YOUR SIGNATURE MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION AS THAT TERM IS DEFINED UNDER RULE 17AD-15 OF THE SECURITIES EXCHANGE ACT OF 1934, WHICH MAY INCLUDE:

A) A COMMERCIAL BANK OR TRUST COMPANY, OR

B) A MEMBER FIRM OF A DOMESTIC STOCK EXCHANGE, OR

C) A SAVINGS BANK OR CREDIT UNION.

SIGNATURE
            -----------------------------------
GUARANTEED  (NAME OF BANK OR FIRM)
BY

         --------------------------------------------
         (SIGNATURE OF OFFICER AND TITLE)


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